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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 1 to Registration Statement No. 333-138182 of our report dated October 24, 2006 relating to the consolidated financial statements of Flagstone Reinsurance Holdings Limited and subsidiaries appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche

Hamilton, Bermuda
December 8, 2006

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-1 of our report dated October 24, 2006 relating to the consolidated financial statements and related financial statement schedules of Flagstone Reinsurance Holdings Limited and subsidiaries appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche

Hamilton, Bermuda
October 24, 2006

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM